Exhibit 3.11

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 04:30 PM 07/16/1996 960207455 – 2638695

CERTIFICATE OF INCORPORATION

OF

EURAMAX HOME PRODUCTS, INC.

1.        The name of the corporation is:

Euramax Home Products, Inc.

2.        The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The name of its registered agent at such address is The Corporation Trust Company.

3.        The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.        The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such share is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000).

5.        The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the bylaws of this corporation.

The name and address of the Sole Director to serve as the first board of directors is as follows:

Name	Address

Helen M. Feeney	5655 Peachtree Parkway
Norcross, Georgia 30092-2812

6.        The board of directors is authorized to make, alter or repeal the bylaws of the corporation. Election of directors need not be by written ballot.

7.        The name and mailing address of the incorporator is:

Helen M. Feeney
5655 Peachtree Parkway
Norcross, Georgia 30092-2812

8.        The corporation is to have perpetual existence.

9.        A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

Any repeal or modification of the provisions of this Article by the Stockholders of the corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the corporation with respect to any act or omission occurring prior to the effective date of such repeal or modification.

If the General Corporation Law of Delaware hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended General Corporation Law of Delaware.

In the event that any of the provisions of this Article (including any provision within a single sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions are severable and shall remain enforceable to the fullest extent permitted by law.

10.      Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

11.      Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

12.      The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I,      THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 16th day of July, 1996

/s/ Helen M. Feeney
Helen M. Feeney, Incorporator

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 02:00 PM 08/28/1996 960251506 – 2638695

EURAMAX HOME PRODUCTS, INC.

CERTIFICATE OF AMENDMENT
OF
CERTIFICATE OF INCORPORATION

EURAMAX HOME PRODUCTS, INC., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: That the Sole Director of the Corporation, by written consent dated August 26,1996, duly adopted the following resolution:

RESOLVED, that the Board of Directors hereby requests the Sole Stockholder of the Corporation to consider amendment of Article 1 of the Certificate of Incorporation of the Corporation so that it shall read:

1.                                       The name of the corporation is:

Amerimax Home Products, Inc.

SECOND: That the Sole Stockholder of the Corporation, by written consent dated August 26, 1996, duly adopted the following resolution:

RESOLVED, that the Sole Stockholder hereby directs that Article 1 of the Certificate of Incorporation of the Corporation be amended to read:

1.                                       The name of the Corporation is:

Amerimax Home Products, Inc.

THIRD: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the Corporation has caused this Certificate to be executed by Ms. Helen M. Feeney, its Vice President and Secretary and attested by Ms. Carla M. Brown, its Assistant Secretary, this 26th day of August, 1996.

EURAMAX HOME PRODUCTS, INC.

	By:	/s/ Helen M. Feeney
Helen M. Feeney
ATTEST:		Vice President and Secretary

By:	/s/ Carla M. Brown
Carla M. Brown
Assistant Secretary

State of Delaware Secretary of State Division of Corporations Delivered 08:20 PM 12/29/2004 FILED 08:20 PM 12/29/2004 SRV 040951803 – 2638695 FILE

CERTIFICATE OF MERGER

OF

WALKER METAL PRODUCTS, INC.

WITH AND INTO

AMERIMAX HOME PRODUCTS, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware

DOES HEREBY CERTIFY:

FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

Name	Statement of Incorporation

Walker Metal Products, Inc.	Georgia

Amerimax Home Products, Inc.	Delaware

SECOND: That an Agreement of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware.

THIRD: That the name of the surviving corporation of the merger is Amerimax Home Products, Inc., a Delaware corporation.

FOURTH: That the Certificate of Incorporation of Amerimax Home Products, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 5445 Triangle Parkway, Suite 350, Norcross, Georgia 30092.

SIXTH: That a copy of the Agreement of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par Value Per Share or Statement That Shares are Without Par Value

Walker Metal Products, Inc.	Common	20,000	$1.00

EIGHTH: That this Certificate of Merger shall be effective on December 31, 2004.

Dated: December 29, 2004	AMERIMAX HOME PRODUCTS, INC.

	By:	/s/ R. Scott Vansant
	Name:	R. Scott Vansant
	Title:	C.F.O & Secretary

State of Delaware Secretary of State Division of Corporations Delivered 02:14 PM 12/23/2010 FILED 12:59 PM 12/23/2010 SRV 101228980 – 2638695 FILE

CERTIFICATE OF OWNERSHIP AND MERGER
MERGING
AMERIMAX DIVERSIFIED PRODUCTS, INC.
(Subsidiary Corporation)
WITH AND INTO
AMERIMAX HOME PRODUCTS, INC.
(Parent Corporation)

Amerimax Home Products, Inc., a corporation organized and existing under the laws of the State of Delaware (“Parent Corporation”),

Does hereby certify:

1.                          That Parent Corporation owns all of the outstanding shares of stock of Amerimax Diversified Products, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Subsidiary Corporation”).

2.                          That Parent Corporation, by the following resolutions of its Board of Directors, duly adopted on December 22, 2010, determined to merge the Subsidiary Corporation into itself, with Parent Corporation as the surviving corporation in such merger.

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of Parent Corporation authorizes and approves the merger of the Subsidiary Corporation with and into Parent Corporation, with Parent Corporation as the surviving corporation in such merger, and the assumption by Parent Corporation of the obligations of the Subsidiary Corporation pursuant to the documents provided to the Board of Directors to effect such merger;

FURTHER RESOLVED, that the Board of Directors of Parent Corporation confirms, ratifies, approves and adopts the documents provided to the Board of Directors to effect such merger and the actions taken on behalf of Parent Corporation by its officers in preparing the terms of such merger; and

FURTHER RESOLVED, that the officers of Parent Corporation are authorized and directed to execute and deliver the documents and certificates that are required or permitted under the applicable provisions of the Delaware General Corporation Law to effect such merger.

3.                          That the merger shall be effective at 11:50 p.m. EST on December 31, 2010.

IN WITNESS WHEREOF, Amerimax Home Products, Inc. has caused this certificate of Ownership and Merger to be signed by a duly authorized officer this 22nd day of December 2010.

AMERIMAX HOME PRODUCTS, INC.

By:	/s/ Mitchell B. Lewis
	Name:	Mitchell B. Lewis
	Title:	CEO

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